UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2007

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

840 W. Long Lake Rd., Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 2, 2007, Noble International, Ltd. (the “Company”) entered into a Fifth Amendment to Sixth Amended and Restated Credit Agreement and Waiver (the “Fifth Amendment”), which amended the Company’s Sixth Amended and Restated Credit Agreement dated as of December 11, 2006 with Comerica Bank (the “Bank”), as lender, Lead Arranger and Administrative Agent for itself and other lenders (the “Lenders”) party thereto (previously filed with the Company’s annual report on Form 10K filed with the Securities and Exchange Commission on March 28, 2007) (the “Credit Agreement”), as amended by the First Amendment to Sixth Amended and Restated Credit Agreement dated March 14, 2007 (previously filed as Exhibit 10.25 to the Company’s Annual Report on Form 10KA filed on April 30, 2007), the Second Amendment to Sixth Amended and Restated Credit Agreement dated March 28, 2007 (previously filed as Exhibit 10.26 to the Company’s Annual Report on Form 10KA filed on April 30, 2007), the Third Amendment to Sixth Amended and Restated Credit Agreement dated May 8. 2007 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 14, 2007) and the Fourth Amendment to Sixth Amended and Restated Credit Agreement dated as of August 24, 2007. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended.

The Fifth Amendment modified the Credit Agreement to, among other things, (i) permit the Company to request that the Revolving Credit Aggregate Commitment be increased by $10,000,000, (ii) revise the levels of certain financial covenants and ratios, including Base Tangible Net Worth and Consolidated Senior Debt to EBITDA Ratio, (iii) add a covenant to maintain Consolidated EBITDA to Interest Ratio of 1.00 to 1.0 from September 30, 2007 through December 30, 2007, and 3.00 to 1.0 thereafter, (iv) delete covenants to maintain a certain Total Debt to EBITDA Ratio, a certain Consolidated Fixed Charge Coverage Ratio and a certain Consolidated EBITDA, and (v) revise the Applicable Margins and Applicable Fee Percentages in a manner that, among other things, increases interest rate spreads on both Eurocurrency and Prime-based borrowings by 0.50% until at least December 31, 2007. The Fifth Amendment and the modifications set forth therein were effective as of November 2, 2007.

This description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, which is filed as an exhibit to this current report on Form 8K and incorporated by reference into this Item 1.01. Terms not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Item 2.02	Results of Operations and Financial Condition.

On November 8, 2007, Noble International, Ltd. issued a press release announcing its financial results for the third quarter of 2007, and providing guidance. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 7, 2007, the Company announced to its employees its decision to close two of its manufacturing facilities, one located in Holt, Michigan employing approximately 50 employees and one located in South Haven, Michigan employing approximately 200 employees. The Company will relocate certain production from those facilities to other existing facilities. The closing of these facilities is intended to optimize synergies among product lines, reduce excess capacities across our facilities and improve logistical efficiencies. Each of these facilities was acquired in connection with acquisitions completed in the past 13 months. The Company expects to complete the closure of the Holt facility during the second quarter of 2008 and the South Haven West facility during the fourth quarter of 2008.

In connection with the closure of the Holt facility, the Company currently estimates it will incur $4.9 million of total cash outlays, consisting of: $2.2 million for capital expenditures at the facilities that will absorb production from Holt, $0.5 million for employee termination benefits and $2.2 million for relocation and infrastructure costs. The Company estimates $2.7 million of the above total cash outlay will be recorded in the income statement by the end of the 2008 fiscal year. The aforementioned $2.2 million of capital will be recorded in the Company’s income statement as depreciation expense dependent on each asset’s estimated useful life. The Company estimates the closure costs will be offset by cost savings of $1.4 million by the end of the 2008 fiscal year and will generate $0.8 million of annual cost savings beginning in the 2009 fiscal year.

In connection with the closure of the South Haven West facility, the Company currently estimates it will incur $6.7 million of total cash outlays, consisting of: $1.7 million for capital expenditures at the facilities that will absorb production from South Haven West, $1.0 million for employee termination benefits, $1.5 million for manufacturing costs primarily related to inventory build up and $2.5 million for relocation and infrastructure costs. The Company estimates $5.0 million of the above total cash outlay will be recorded in the income statement by the end of the 2008 fiscal year. The aforementioned $1.7 million of capital will be recorded in the Company’s income statement as depreciation expense dependent on each asset’s estimated useful life. The Company has taken a $550,000 charge in the third quarter of 2007 relating to relocation expenses. The Company estimates the closure costs will be partially offset by cost savings of $2.6 million by the end of the 2008 fiscal year and will generate $2.8 million of annual cost savings beginning in the 2009 fiscal year.

Pursuant to the terms of the Share Purchase Agreement dated as of March 15, 2007 between the Company and Arcelor S.A. (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8K filed on March 16, 2007), the Company expects to be reimbursed by Arcelor for up to $1.3M of the foregoing costs relating to the closure of the Holt facility. The actual closure costs incurred for each facility and any cost savings will not be known until the Company has finalized the details of, and implements, its closure plan and receives reimbursement from Arcelor.

Item 7.01	Regulation FD Disclosure.

On November 8, 2007, the Company issued a press release announcing its financial results for the third quarter of 2007, providing guidance, and disclosing the plant closings described in Item 2.05. The press release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable.

(c)	Exhibits

10.1	Fifth Amendment to Sixth Amended and Restated Revolving Credit and Term Loan Agreement and Waiver dated November 2, 2007.

99.1	Noble International, Ltd. Press Release, dated November 8, 2007

Forward-Looking Statements Caution:

This Report on Form 8-K contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements within the meaning of Section 21E of the Exchange Act. The words “anticipates” “expected,” “should,” “intended” and similar expressions identify some of the forward-looking statements. Forward-looking statements are not guarantees of performance or future results and involve risks, uncertainties and assumptions. The factors discussed in the Company’s Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 and Form 10-K for the year ended December 31, 2006, could also cause actual results to differ materially from those indicated by the Company’s forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

The cost estimates and expected cost savings were determined by the Company based on the operating information of the Company and upon certain assumptions that the Company believes to be reasonable. The estimates are subject to a number of assumptions, including assumptions regarding the number of employees accepting severance packages, equipment termination costs and future sublease rental rates and terms, which depend upon the actions of persons other than the Company or other factors beyond the control of the Company. If the assumptions do not prove correct, the Company may not realize the cost estimates or cost savings, if any, identified in this Current Report on Form 8-K. Furthermore, the plant closings may prove not to increase the profitability of the Company and any benefit obtained from the reduction of expenses may be for a limited duration.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(registrant)

November 8, 2007	By:	/s/ David J. Fallon
David J. Fallon, Chief Financial Officer

EXHIBIT INDEX

No.	Description of Exhibit
10.1	Fifth Amendment to Sixth Amended and Restated Revolving Credit and Term Loan Agreement and Waiver dated November 2, 2007.

99.1	Noble International, Ltd. Press Release, dated November 8, 2007